CONTACTS:

Cathy Jessup, CFO
The Topps Company, Inc.
212.376.0466
    or
Betsy Brod/Jonathan Schaffer
Brod Group, LLC
212.750.5800


FOR IMMEDIATE RELEASE
---------------------


            THE TOPPS COMPANY, INC. ANNOUNCES QUARTERLY CASH DIVIDEND

New York, NY, June 26, 2003 - The Topps Company, Inc. (Nasdaq: TOPP) today announced that its Board of Directors has declared a quarterly cash dividend of $0.04 per share, payable on August 1, 2003 to shareholders of record on July 18, 2003.

Arthur T. Shorin, Chairman and CEO of Topps, stated, "Given our strong financial position and recent changes in the tax treatment of dividends, the Board has concluded that a dividend is an advantageous way to create additional value for our stockholders."

The Topps Company, Inc. is an international marketer of confectionery and entertainment products. Founded in 1938, Topps created Bazooka bubble gum in 1947 and marketed its first baseball cards in 1951. For additional information, please visit the Company's website at www.topps.com.

This release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.


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